Exhibit 3.1
As Amended
Through October 9, 2007
BYLAWS
OF
OXFORD INDUSTRIES, INC.
ARTICLE I
STOCKHOLDERS
Section 1. Annual Meetings. The Annual Meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide for such meeting by action by November 1 of any year, then such meeting shall be held at the principal office of the Company in Atlanta, Georgia, at 11 a.m. on the third Wednesday in November of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day.
Section 2. Special Meetings. Special meetings of the stockholders may be called by the persons specified in the Company’s Articles of Incorporation. Such meetings may be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof.
Section 3. Notice of Meeting. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Company to each holder of record of stock of the Company at the time entitled to vote, at his address as appears upon the record of the Company, not less than 10 nor more than 50 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting the person or persons calling such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any stockholder. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting. Notice of any adjourned meeting of the stockholders shall not be required.
Section 4. Quorum. A majority in interest of the outstanding capital stock of the Company represented either in person or by proxy shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders. If a quorum shall not be present, the holders of a majority of the stock represented may adjourn the meeting to some later time. When a quorum is present, a vote of a majority of the stock represented in person or by proxy shall determine any question, except as otherwise provided by the Articles of Incorporation, these Bylaws, or by law.
Section 5. Proxies. A stockholder may vote, either in person or by proxy duly executed in writing by the stockholder. A proxy for any meeting shall be valid for any adjournment of such meeting.
Section 6. Record Date. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to such notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
Section 7. Stockholder Proposals. No proposal for a stockholder vote (other than Director nominations, to which Section 8 of Article II of these Bylaws applies) (a “Stockholder Proposal”) shall be submitted by a stockholder, either pursuant to a rule of the Securities and Exchange Commission or otherwise, to the Company’s stockholders unless the stockholder submitting such proposal (the “Proponent”) shall have given written notice to the Company setting forth with particularity (a) the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, a “Person”) acting in concert with the Proponent; (b) the name and address of the Proponent and the Persons identified in clause (a), as they appear on the Company’s books (if they so appear); (c) the class and number of shares of capital stock of the Company beneficially owned by the Proponent and the Persons identified in clause (a); (d) a description of the Stockholder Proposal containing all material information relating thereto; and (e) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Company to consider the Stockholder Proposal. Stockholder Proposals (including, without limitation, the information described in the immediately preceding sentence) shall be delivered to the Secretary of the Company at the principal executive office of the Company within the time period specified in Securities and Exchange Commission Rule 14a-8(e)(2), or any successor rule. The presiding officer at any stockholders’ meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.
ARTICLE II
DIRECTORS
Section 1. Powers of Directors. The Board of Directors shall have the management of business of the Company, and, subject to any restriction imposed by law, by the charter, or by these Bylaws, may exercise all the powers of the corporation.
Section 2. Number of Directors. Effective January 8, 2007, the Board of Directors shall consist of 11 members.
Section 3. Meeting of Directors. The Board may by resolution provide for the time and place of regular meetings, and no notice need be given of such regular meetings. Special Meetings of the Directors may be called by the Chairman of the Board or by the President or by at least 30 percent of the Directors.
Section 4. Notice of Meeting. Notice of each meeting of the Directors shall be given by the Secretary mailing the same at least five days before the meeting or by telephone or telegraph or in person at least three days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the Annual Meeting of the stockholders.
Section 5. Executive Committee. The Board may by resolution provide for an Executive Committee consisting of such Directors as are designated by the Board. Any vacancy in such Committee may be filled by the Board. Except as otherwise provided by the law, by these Bylaws, or by resolution of the full Board, such Executive Committee shall have and may exercise the full powers of the Board of Directors during the interval between the meetings of the Board and wherever by these Bylaws, or by resolution of the stockholders, the Board of Directors is authorized to take action or to make a determination, such action or determination may be taken or made by such Executive Committee, unless these Bylaws or such resolution expressly require that such action or determination be taken or made by the full Board of Directors. The Executive Committee shall by resolution fix its own rules of procedure, and the time and place of its meetings, and the person or persons who may call, and the method of call, of its meetings. The Chairman of the Board of Directors shall be a member of the Executive Committee and shall act as Chairman thereof.
Section 6. Compensation. A fee and reimbursement for expenses for attendance at meetings of the Board of Directors or any Committee thereof may be fixed by resolution of the full Board.
Section 7. Retirement of Directors. Any Director who is also an employee of the Company, or other than the Chief Executive Officer, shall be ineligible for election or appointment as a Director after his retirement as an employee or after reaching sixty-five (65) years of age, whichever occurs first. Any person who has served as Chief Executive Officer of the Company shall be ineligible for election or appointment as a Director after reaching seventy-two (72) years of age. Any Director who is not an employee of the Company and who is not actively employed by a company in which such Director does not beneficially own a controlling interest shall be ineligible for election or appointment as a Director after reaching seventy-two (72) years of age. Any Director who is not an employee of the Company and who is actively employed by a company in which such Director does not beneficially own a controlling interest shall be ineligible for election or appointment as a Director after reaching seventy-five (75) years of age.
Section 8. Nominations of Directors. Subject to the rights of holders of any class or series of capital stock of the Company then outstanding and except for filling vacancies on the Board of Directors in accordance with the Articles of Incorporation, nominations for the election of Directors may be made by the affirmative vote of a majority of the Directors then in office or by any stockholder of record entitled to vote generally in the election of Directors. However, any stockholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by first class United States mail, postage prepaid, to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Each notice to the Secretary under this Section shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Company’s capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of capital stock of the Company held of record, owned beneficially, and represented by proxy, by the stockholder, and each proposed nominee, as of the date of the notice; (iv) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (v) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (vi) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vii) the written consent of each proposed nominee to serve as a Director if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the defective nomination shall be disregarded.
Section 9. Election of Directors. Except as provided in the Company’s Articles of Incorporation with respect to filling vacancies on the Board of Directors, each Director shall be elected to serve on the Board of Directors by the vote of the majority of the votes cast with respect to the Director at any meeting of the stockholders for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of Directors to be elected at such meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director. If a Director standing for election is not elected, the Director shall offer to tender his or her resignation to the Board of Directors. The Board of Directors, in consultation with any committee thereof so designated, shall determine whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
ARTICLE III
OFFICERS
Section 1. Officers. The officers of the Company shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors. Any two offices may be held by the same person, except that the same person shall not be Chief Executive Officer or President and Secretary. The Board may designate a Vice President as an Executive Vice President, and may designate the order in which the other Vice Presidents may act.
Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders, of the Board of Directors and of the Executive Committee, unless he designates another officer to preside. He shall act in a consultative capacity and perform such other duties as the Board of Directors may from time to time direct.
Section 3. Chief Executive Officer. Subject to the directions of the Board of Directors, the Chief Executive Officer shall give general supervision and direction to the affairs of the Company. The Chief Executive Officer shall have authority to conduct all ordinary business on behalf of the Company and may execute and deliver on behalf of the company any contract, conveyance, or similar document not requiring approval by the Board of Directors or stockholders. The Chief Executive Officer shall preside at meetings in case of the absence or disability of the Chairman of the Board.
Section 4. President. Subject to the directions of the Chief Executive Officer, the President shall assist the Chief Executive Officer in giving general supervision and direction to the affairs of the Company.
Section 5. Vice President. The Vice President shall act in case of the absence or disability of the Chairman of the Board and the Chief Executive Officer. If there is more than one Vice President such Vice Presidents shall act in the order of precedence as set out by the Board of Directors, or in the absence of such designation, the Executive Vice President shall be first in order of precedence.
Section 6. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Company.
Section 7. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, the Directors, and the Executive Committee and shall have custody of the seal of the corporation.
Section 8. Other Duties and Authorities. Each officer, employee, and agent shall have such other duties and authorities as may be conferred on him by the Board of Directors and, subject to any directions of the Board, by the Chairman of the Board.
Section 9. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer; but this provision shall not prevent the making of a contract of employment with any officer and any officer removed in breach of his contract of employment shall have cause of action therefor.

ARTICLE IV
DEPOSITORIES, SIGNATURES AND SEAL
Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the Chief Executive Officer, the President, or Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile of the signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing a facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.
Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Company by such officer, officers, agent or agents, as the Board may from time to time by resolution provide.
Section 3. Seal. The corporate seal of the Company shall be as follows:
(Imprint Seal)
The seal may be affixed to any instrument by any officer of the Company and may be lithographed or otherwise printed on any document with the same force and effect as if it had been imprinted manually.
ARTICLE V
STOCK TRANSFERS
Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile of the signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing a facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.
Section 2. Transfer of Shares. Shares of stock in the Corporation shall be transferable only on the books of the Company by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Company or its transfer agent shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonable require showing that the requested transfer is proper.
Section 3. Lost, Destroyed or Mutilated Certificates. The Board may by resolution provide for the issuance of certificates in lieu of lost, destroyed or mutilated certificates and may authorize such officer or agent as it may designate to determine the sufficiency of the evidence of such loss, destruction or mutilation and the sufficiency of any security furnished to the Company and to determine whether such duplicate certificate should be issued.
Section 4. Transfer Agent and Registrar. The Board may appoint a transfer agent or agents and a registrar or registrars of transfer, and may require that all stock certificates bear the signature of such transfer agent or such transfer agent and registrar.

ARTICLE VI
INDEMNITY
Section 1. Indemnity. Each person who is now, has been, or who shall hereafter become a Director or officer of the Corporation, whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any demand, action, suit or proceedings or threat thereof, to which he may be made a party as a result or by reason of his being or having been a Director or officer of the Corporation or of any other corporation which he serves as a Director or officer at the request of the Corporation, except in relation to matters as to which a recovery shall be had against him or penalty imposed upon him by reason of his having been finally adjudged in such action, suit or proceedings to have been derelict in the performance of his duties as such Director or officer. The foregoing right to indemnify shall include reimbursement of the amounts and expenses paid in settling any such demand, suit or proceedings or threat thereof when settling the same appears to the Board of Directors or the Executive Committee to be in the best interest of the Corporation, and shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law.
ARTICLE VII
AMENDMENTS
Section 1. Amendments. Except as otherwise provided in the Articles of Incorporation or in resolutions of the Board of Directors pursuant to which preferred stock is issued, the Board of Directors or the stockholders shall have the power to alter, amend or repeal the Bylaws or to adopt new Bylaws. The stockholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Except as otherwise provided in the Articles of Incorporation or in resolutions of the Board of Directors pursuant to which preferred stock is issued, action by the Board of Directors with respect to the Bylaws shall be taken by the affirmative vote of a majority of all Directors then holding office, and action by the stockholders with respect to the Bylaws shall be taken by the affirmative vote of the holders of a majority of all shares of common stock.
ARTICLE VIII
BUSINESS COMBINATIONS
Section 1. Business Combinations. All the requirements of Article 11A of the Georgia Business Corporation Code (the “Code”), which includes Sections 14-2-1131, 14-2-1132 and 14-2-1133 of the Code, shall be applicable to the Company.
ARTICLE IX
FISCAL YEAR
Section 1. Fiscal Year. Effective with the Company’s fiscal year which commenced on June 2, 2007, the fiscal year of the Company shall end at the end of the Saturday closest to January 31 and shall, in each case, begin at the beginning of the day next succeeding the last day of the preceding fiscal year.